As filed with the Securities and Exchange Commission on November 20, 2009

File No. 001-34060

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ENEXUS ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-2511059
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Enexus Energy Corporation 1018 Highland Colony Parkway Ridgeland, Mississippi (Address of Principal Executive Offices)	39157 (Zip Code)

(601) 790-3200
(Registrant’s telephone number, including area code)

Copies to:

Daniel T. Falstad, Esq.	Michael P. Rogan, Esq.
Associate General Counsel	Pankaj K. Sinha, Esq.
Entergy Corporation	Skadden, Arps, Slate, Meagher & Flom LLP
639 Loyola Avenue	1440 New York Avenue, N.W.
New Orleans, Louisiana 70113	Washington, D.C. 20005-2111
(504) 576-2095	(202) 371-7000

Securities to be registered
pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered
pursuant to Section 12(g) of the Act

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑                             Accelerated filer ☐

Non-accelerated filer ☐                               Smaller reporting company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Amendment No. 5 to Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Unaudited Pro Forma Financial Information of Enexus Energy,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1A.	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Unaudited Pro Forma Financial Information of Enexus Energy” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition”

Item 3.	Properties	See “Employees, Properties and Facilities, Government Regulation and Legal Proceedings—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management,” “Compensation Discussion and Analysis” and “Executive Compensation”

Item 7.	Certain Relationships and Related Transactions	See “Unaudited Pro Forma Financial Information of Enexus Energy,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Environmental Matters,” “Employees, Properties and Facilities, Government Regulation and Legal Proceedings—Legal Proceedings” and “Certain Relationships and Related Party Transactions—Agreements with Entergy—Separation and Distribution Agreement—Transfer of Assets and Assumption of Liabilities”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Dividend Policy” and “Capitalization”

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Item 10.	Recent Sales of Unregistered Securities	Not Applicable

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Enexus Energy Stock”

Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Enexus Energy Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Financial Information of Enexus Energy” and “Index to Financial Statements” and the financial statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Financial Information of Enexus Energy” and “Index to Financial Statements” and the financial statements referenced therein

(a)  List of Financial Statements and Schedules

The following financial statements are included in the information statement and filed as part of this Amendment No. 5 to this Registration Statement on Form 10:

Combined Financial Statements of Entergy Nuclear, including Report of Independent Registered Public Accounting Firm

Schedules not mentioned above have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the financial statements or notes thereto.

(b)  Exhibits          The following documents are filed as exhibits hereto:

Exhibit
No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Enexus Energy Corporation and Entergy Corporation†

3.1	Form of Amended and Restated Certificate of Incorporation of Enexus Energy Corporation†

3.2	Form of Amended and Restated By-Laws of Enexus Energy Corporation†

4.1	Form of Senior Note Indenture by and among Enexus Energy Corporation and the other parties thereto*

10.1	Form of Federal Income Tax Matters Agreement by and between Enexus Energy Corporation and Entergy Corporation*

10.2	Form of State Tax and Federal Non-Income Tax Matters Agreement by and between Enexus Energy Corporation and Entergy Corporation*

10.3	Form of Transition Services Agreement by and between Enexus Energy Corporation and Entergy Corporation†

10.4	Form of Employee Matters Agreement by and among Enexus Energy Corporation, Entergy Corporation and EquaGen LLC††

10.5	Form of Joint Venture Formation Agreement by and among Enexus Energy Corporation, Entergy Corporation, Enexus EquaGen Holdings, LLC, Entergy EquaGen Holdings, LLC and EquaGen LLC†

10.6	Form of EquaGen LLC Limited Liability Company Agreement by and among Enexus EquaGen Holdings, LLC, Entergy EquaGen Holdings, LLC and EquaGen LLC†

10.7	Form of Amended and Restated Operating Agreement†

10.8	Form of Shared Services Agreement by and between EquaGen LLC and Entergy Operations, Inc.†

10.9	Form of Shared Services Agreement by and between EquaGen LLC and Entergy Services, Inc.†

10.10	Form of Corporate Services Agreement by and between EquaGen LLC and Entergy Services, Inc.†

10.11	Form of Support Services Agreement by and between EquaGen LLC and Enexus Nuclear Nebraska, LLC*

10.12	Form of Exchange Trust Agreement by and among Entergy Corporation, Enexus Energy Corporation and the other parties thereto*

10.13	Form of Registration Rights Agreement by and between Entergy Corporation and Enexus Energy Corporation*

10.14	Form of Nuclear Fuel and Fuel Services Purchase Agreement*

10.15	Letter Agreement by and among Entergy Services, Inc., Enexus Energy Corporation and Dean Keller††

10.16	Letter Agreement by and among Entergy Services, Inc., Enexus Energy Corporation and John R. McGaha††

10.17	Letter Agreement by and among Entergy Services, Inc., Enexus Energy Corporation and Carolyn C. Shanks††

10.18	Form of 2009 Equity Ownership and Long Term Cash Incentive Plan of Enexus Energy Corporation and Subsidiaries††

10.19	Credit Agreement by and among Enexus Energy Corporation and the other parties thereto

10.20	Amendment No. 1 to Credit Agreement by and among Enexus Energy Corporation and the other parties thereto

11.1	Statement re: Computation of Per Share Earnings(1)

21.1	Subsidiaries of Enexus Energy Corporation†††

99.1	Information Statement of Enexus Energy Corporation, subject to completion, dated November 20, 2009

*	To be filed by amendment.

(1)	Information required to be presented in Exhibit 11.1 is provided on pages 64-68 of the Information Statement of Enexus Energy Corporation, filed hereto as Exhibit 99.1, in the section entitled “Unaudited Pro Forma Financial Information of Enexus Energy.”

†	Previously filed as an exhibit with Amendment No. 1 to the Registration Statement on Form 10 on July 31, 2008.

††	Previously filed as an exhibit with Amendment No. 2 to the Registration Statement on Form 10 on September 12, 2008.

†††	Previously filed as an exhibit with Amendment No. 3 to the Registration Statement on Form 10 on November 21, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENEXUS ENERGY CORPORATION

By:	/s/ Richard J. Smith Name: Richard J. Smith Title: Chief Executive Officer and President

Dated: November 20, 2009

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Form of Separation and Distribution Agreement by and between Enexus Energy Corporation and Entergy Corporation†

3.1	Form of Amended and Restated Certificate of Incorporation of Enexus Energy Corporation†

3.2	Form of Amended and Restated By-Laws of Enexus Energy Corporation†

4.1	Form of Senior Note Indenture by and among Enexus Energy Corporation and the other parties thereto*

10.1	Form of Federal Income Tax Matters Agreement by and between Enexus Energy Corporation and Entergy Corporation*

10.2	Form of State Tax and Federal Non-Income Tax Matters Agreement by and between Enexus Energy Corporation and Entergy Corporation*

10.3	Form of Transition Services Agreement by and between Enexus Energy Corporation and Entergy Corporation†

10.4	Form of Employee Matters Agreement by and among Enexus Energy Corporation, Entergy Corporation and EquaGen LLC††

10.5	Form of Joint Venture Formation Agreement by and among Enexus Energy Corporation, Entergy Corporation, Enexus EquaGen Holdings, LLC, Entergy EquaGen Holdings, LLC and EquaGen LLC†

10.6	Form of EquaGen LLC Limited Liability Company Agreement by and between Enexus EquaGen Holdings, LLC, Entergy EquaGen Holdings, LLC and EquaGen LLC†

10.7	Form of Amended and Restated Operating Agreement†

10.8	Form of Shared Services Agreement by and between EquaGen LLC and Entergy Operations, Inc.†

10.9	Form of Shared Services Agreement by and between EquaGen LLC and Entergy Services, Inc.†

10.10	Form of Corporate Services Agreement by and between EquaGen LLC and Entergy Services, Inc.†

10.11	Form of Support Services Agreement by and between EquaGen LLC and Enexus Nuclear Nebraska, LLC*

10.12	Form of Exchange Trust Agreement by and among Entergy Corporation, Enexus Energy Corporation and the other parties thereto*

10.13	Form of Registration Rights Agreement by and between Entergy Corporation and Enexus Energy Corporation*

10.14	Form of Nuclear Fuel and Fuel Services Purchase Agreement*

10.15	Letter Agreement by and among Entergy Services, Inc., Enexus Energy Corporation and Dean Keller††

10.16	Letter Agreement by and among Entergy Services, Inc., Enexus Energy Corporation and John R. McGaha††

10.17	Letter Agreement by and among Entergy Services, Inc., Enexus Energy Corporation and Carolyn C. Shanks††

10.18	Form of 2009 Equity Ownership and Long Term Cash Incentive Plan of Enexus Energy Corporation and Subsidiaries††

10.19	Credit Agreement by and among Enexus Energy Corporation and the other parties thereto

10.20	Amendment No. 1 to Credit Agreement by and among Enexus Energy Corporation and the other parties thereto

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Exhibit
Number	Description

11.1	Statement re: Computation of Per Share Earnings(1)

21.1	Subsidiaries of Enexus Energy Corporation†††

99.1	Information Statement of Enexus Energy Corporation, subject to completion, dated November 20, 2009

*	To be filed by amendment.

(1)	Information required to be presented in Exhibit 11.1 is provided on pages 64-68 of the Information Statement of Enexus Energy Corporation, filed hereto as Exhibit 99.1, in the section entitled “Unaudited Pro Forma Financial Information of Enexus Energy.”

†	Previously filed as an exhibit with Amendment No. 1 to the Registration Statement on Form 10 on July 31, 2008.

††	Previously filed as an exhibit with Amendment No. 2 to the Registration Statement on Form 10 on September 12, 2008.

†††	Previously filed as an exhibit with Amendment No. 3 to the Registration Statement on Form 10 on November 21, 2008.

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